CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NOMURA ASSET SECURITIES CORPORATION

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
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     Nomura Asset Securities Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on June 8, 1992.

     2. ARTICLE I of the Certificate of Incorporation is amended to read as follows:

     The name of the Corporation is Capco America Securitization Corporation.

     3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Secretary this 5th day of August, 1998.

                              NOMURA ASSET SECURITIES CORPORATION


                              By: /s/ Barry M. Funt
                                  -----------------
                                  Name: Barry M. Funt
                                  Title: Secretary